Prospectus Supplement Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-145082

                          PROSPECTUS SUPPLEMENT NO. 03
                             DATED FEBRUARY 12, 2009
                    (To Prospectus Dated September 30, 2008)

                       LEGEND INTERNATIONAL HOLDINGS, INC.

                        42,840,000 Shares of Common Stock

         This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated September 30, 2008, of Legend International Holdings, Inc. (the "Company") as supplemented by Supplement No. 02 thereto dated November 17, 2008 and Supplement No. 01 thereto dated October 29, 2008. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement No. 01 through 02 thereto. The Prospectus relates to the public sale, from time to time, of up to 42,840,000 shares of our common stock by the selling shareholders identified in the Prospectus.

         The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement No. 01 through 02.

         This prospectus supplement includes the attached Form 8-K dated February 12, 2009 as filed by us with the Securities and Exchange Commission.

         We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated September 30, 2008) is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus supplement is February 12, 2009.

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K
                                 --------------


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 10, 2009
                                 --------------
                       LEGEND INTERNATIONAL HOLDINGS, INC
             (Exact name of registrant as specified in its charter)
                                 --------------

       Delaware                     000-32551                  23-3067904
 (State or Other Jurisdiction     (Commission             (I.R.S. Employer
    of Incorporation)               File Number)          Identification No.)

         Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
               (Address of Principal Executive Office) (Zip Code)

                                 61-3-8532-2866
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01:      Other Events

           On February 10, 2009, the Company issued the attached press release announcing an update to its phosphate project and a summary of progress and milestones achieved to date.

Item 9.01:      Financial Statement and Exhibits

99.1:    Press Release dated February 10, 2009

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEGEND INTERNATIONAL HOLDINGS, INC.
                                    (Company)

                                  By:    /s/ Peter Lee
                                         ---------------------------------------

                                         Peter Lee
                                         Secretary


Dated: February 12, 2009

                                INDEX TO EXHIBITS

99.1:               Press Release dated February 10, 2009